Exhibit 99.1
CVR Energy Reports Second Quarter 2026 Results
•Second quarter 2026 net loss attributable to CVR Energy stockholders of $3 million; Adjusted EBITDA of $209 million
•Declared cash dividend of 10 cents for the second quarter 2026
•CVR Partners, LP (“CVR Partners”) announced a second quarter 2026 cash distribution of $6.08 per common unit
SUGAR LAND, Texas (July 29, 2026) – CVR Energy, Inc. (“CVR Energy” or the “Company”) (NYSE: CVI) today announced its second quarter 2026 results including a net loss attributable to CVR Energy stockholders of $3 million, or 3 cents per diluted share, and an adjusted earnings per diluted share of 34 cents, compared to net loss attributable to CVR Energy stockholders of $114 million, or $1.14 per diluted share, and an adjusted loss per diluted share of 23 cents for the second quarter of 2025. Net income for the second quarter of 2026 was $46 million compared to net loss of $90 million for the second quarter of 2025. Adjusted EBITDA for the second quarter of 2026 was $209 million, compared to adjusted EBITDA of $99 million for the second quarter of 2025.
“CVR Energy posted another quarter of strong operating results across our system, with crude utilization of 98 percent and ammonia plant utilization of 99 percent,” said Dane Neumann, CVR Energy’s Chief Executive Officer. “The ongoing global conflicts have created tightness across energy and fertilizer markets. We continue to believe our assets are well-positioned to benefit from these market conditions and are pleased to announce a cash dividend of 10 cents per share for the second quarter. Looking ahead, we remain laser focused on pursuing accretive growth and believe current market conditions could support these efforts, as well as opportunities to reduce leverage and add value for our shareholders.
“With solid results for the quarter, CVR Partners declared a distribution of $6.08 per common unit,” Neumann continued. “The planned turnaround at the East Dubuque fertilizer facility is expected to begin in August, during which we plan to complete the brownfield ammonia expansion that is expected to increase production capacity by approximately 5%.”
Segment Highlights
Below are financial and operational highlights of each of the Company’s reportable segments:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Petroleum Segment
Petroleum net (loss) income (in millions)	$12	$(137)	$(182)	$(297)
Petroleum EBITDA* (in millions)	58	(84)	(81)	(202)
Petroleum Adjusted EBITDA* (in millions)	106	38	56	7

Total throughput barrels per day	212,965	172,149	213,613	146,406

Refining margin* ($ per throughput barrel)	$9.94	$2.21	$5.04	$1.14
Adjusted refining margin* ($ per throughput barrel)	12.43	9.95	8.59	9.04
Direct operating expenses* ($ per throughput barrel)	5.93	6.45	6.02	7.32

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Nitrogen Fertilizer Segment
Nitrogen Fertilizer net income (in millions)	$78	$39	$127	$66
Nitrogen Fertilizer EBITDA and Adjusted EBITDA* (in millions)	107	67	185	120

Ammonia utilization rate (percent of capacity utilization)	99%	91%	101%	96%

Ammonia sales volumes (thousands of tons)	54	57	127	117
UAN sales volumes (thousands of tons)	333	345	643	681

Ammonia pricing at gate ($ per ton)	$791	$593	$731	$573
UAN pricing at gate ($ per ton)	392	317	368	287

*See “Non-GAAP Reconciliations” section below.
Corporate and Other
The Company reported an income tax expense of $10 million, or 17.8 percent of income before income taxes, for the three months ended June 30, 2026, compared to an income tax benefit of $42 million, or 31.7 percent of loss before income taxes, for the three months ended June 30, 2025. The change in income tax benefit was primarily due to an increase in overall pretax earnings while the change in effective tax rate was primarily caused by changes in pretax earnings attributable to noncontrolling interests and the impact of state tax credits relative to overall pretax earnings.
Cash, Debt and Dividend
Consolidated cash and cash equivalents were $737 million at June 30, 2026. Consolidated total debt and finance lease obligations were $1.8 billion at June 30, 2026, including $570 million held by the Nitrogen Fertilizer Segment.
CVR Energy announced a second quarter 2026 cash dividend of 10 cents per share. The dividend, as declared by CVR Energy’s Board of Directors, will be paid on August 17, 2026, to stockholders of record as of August 10, 2026.
CVR Partners announced that the Board of Directors of its general partner declared a second quarter 2026 cash distribution of $6.08 per common unit, which will be paid on August 17, 2026, to common unitholders of record as of August 10, 2026.
Second Quarter 2026 Earnings Conference Call
CVR Energy previously announced that it will host its second quarter 2026 Earnings Conference Call on Thursday, July 30, at 1 p.m. Eastern. The Earnings Conference Call may also include discussion of Company developments, forward-looking information and other material information about business and financial matters.
The second quarter 2026 Earnings Conference Call will be webcast live and can be accessed on the Investor Relations section of CVR Energy’s website at www.CVREnergy.com. For investors or analysts who want to participate during the call, the dial-in number is (800) 715-9871, conference ID 3388257. A repeat of the call can be accessed for seven days by dialing (800) 770-2030, conference ID 3388257. The webcast will be archived and available on the Investor Relations section of CVR Energy’s website at www.CVREnergy.com.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding future: the information provided under the section titled “Q3 2026 Outlook” herein; continued safe and reliable operations; drivers of our results; impacts of planned and unplanned downtime and turnarounds on our results; asset utilization, capture, production volume, throughput, product yield and crude oil gathering rates, including the factors impacting same; crack spreads and the impacts thereof on our results; prospects for the refining industry; impact of costs to comply with the Renewable Fuel Standard (“RFS”) and revaluation of our RFS liability; ability to secure RFS waivers; ability to achieve growth, accretive or otherwise, reduce leverage or add shareholder value; reportable segments; supply and demand trends; refining supply additions; RIN and product pricing; global fertilizer industry conditions; production levels and utilization at our nitrogen fertilizer facilities; nitrogen fertilizer sales volumes; dividends and distributions, including the timing, payment and amount (if any) thereof and any potential increase to future dividends; direct operating expenses, capital expenditures, depreciation and amortization, including the impacts thereof on our results; increase in value of our assets; timing of determinations and other interactions with, and submissions to, regulatory authorities and agencies; and other matters. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Investors are cautioned that various factors may affect these forward-looking statements, including (among others) demand for fossil fuels and price volatility of crude oil, other feedstocks and refined products; the ability of the Company to pay or increase cash dividends and of CVR Partners to make cash distributions; potential operating hazards; costs of compliance with existing or new laws and regulations and potential liabilities arising therefrom; our controlling shareholder’s intention regarding ownership of our common stock or CVR Partners’ common units; general economic and business conditions; political disturbances, geopolitical instability and tensions; existing and future laws, rulings, policies and regulations, including the reinterpretation or amplification thereof by regulators, and including but not limited to those relating to the environment, climate change, and/or the production, transportation, or storage of hazardous chemicals, materials, or substances, like ammonia; political uncertainty and impacts to the oil and gas industry and the United States economy generally as a result of actions taken by the administration, including the imposition of tariffs or changes in climate or other energy laws, rules, regulations, or policies; impacts of plant outages; potential operating hazards from accidents, fires, severe weather, tornadoes, floods, wildfires, or other natural disasters; the health and economic effects of any pandemic, and other risks. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other Securities and Exchange Commission (“SEC”) filings. These and other risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Energy disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.
About CVR Energy, Inc.
Headquartered in Sugar Land, Texas, CVR Energy is a diversified holding company primarily engaged in the petroleum refining and marketing business, as well as in the nitrogen fertilizer manufacturing business through its interest in CVR Partners. CVR Energy subsidiaries serve as the general partner and own approximately 37 percent of the common units of CVR Partners.
Investors and others should note that CVR Energy may announce material information using SEC filings, press releases, public conference calls, webcasts and the Investor Relations page of its website. CVR Energy may use these channels to distribute material information about the Company and to communicate important information about the Company, corporate initiatives and other matters. Information that CVR Energy posts on its website could be deemed material; therefore, CVR Energy encourages investors, the media, its customers, business partners and others interested in the Company to review the information posted on its website.
Contact Information:
Investor Relations
Richard Roberts
(281) 207-3205
InvestorRelations@CVREnergy.com

Non-GAAP Measures
Our management uses certain non-GAAP measures, and reconciliations to those measures, to evaluate current and past performance and prospects for the future to supplement our financial information presented in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are important factors in assessing our operating results and profitability and include the measures defined below.
The following are non-GAAP measures we present for the periods ended June 30, 2026 and 2025:
EBITDA - Consolidated net income (loss) before (i) interest expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense.
Petroleum EBITDA and Nitrogen Fertilizer EBITDA - Segment net income (loss) before segment (i) interest expense, net, (ii) income tax expense (benefit), and (iii) depreciation and amortization.
Refining Margin - The difference between our Petroleum Segment net sales and cost of materials and other.
Adjusted Refining Margin - Refining Margin adjusted for certain significant noncash items and items that management believes are not attributable to or indicative of our underlying operational results of the period or that may obscure results and trends we deem useful.
Refining Margin and Adjusted Refining Margin, per Throughput Barrel - Refining Margin and Adjusted Refining Margin divided by the total throughput barrels during the period, which is calculated as total throughput barrels per day times the number of days in the period.
Direct Operating Expenses per Throughput Barrel - Direct operating expenses for our Petroleum Segment divided by total throughput barrels for the period, which is calculated as total throughput barrels per day times the number of days in the period.
Adjusted EBITDA, Petroleum Adjusted EBITDA, and Nitrogen Fertilizer Adjusted EBITDA - EBITDA, Petroleum EBITDA, and Nitrogen Fertilizer EBITDA adjusted for certain significant non-cash items and items that management believes are not attributable to or indicative of our underlying operational results of the period or that may obscure results and trends we deem useful.
Adjusted Earnings (Loss) per Share - Earnings (loss) per share adjusted for certain significant non-cash items and items that management believes are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends.
Free Cash Flow - Net cash provided by (used in) operating activities less capital expenditures and capitalized turnaround expenditures.
We present these measures because we believe they may help investors, analysts, lenders and ratings agencies analyze our results of operations and liquidity in conjunction with our U.S. GAAP results, including but not limited to our operating performance as compared to other publicly traded companies in the refining and fertilizer industries, without regard to historical cost basis or financing methods and our ability to incur and service debt and fund capital expenditures. Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable GAAP financial measures. See “Non-GAAP Reconciliations” included herein for reconciliation of these amounts. Due to rounding, numbers presented within this section may not add or equal to numbers or totals presented elsewhere within this document.
Factors Affecting Comparability of Our Financial Results
Our results of operations for the periods presented may not be comparable with prior periods or to our results of operations in the future for the reasons discussed below.
Petroleum Segment
Major Scheduled Turnaround Activities - Total capitalized turnaround expenditures as part of planned turnarounds were $1 million and $24 million during the three months ended June 30, 2026 and 2025, respectively, and $1 million and $190 million during the six months ended June 30, 2026 and 2025, respectively.

CVR Energy, Inc.
(all information in this release is unaudited)

Consolidated Statement of Operations Data

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share data)	2026	2025	2026	2025
Net sales	$2,738	$1,761	$4,718	$3,407
Operating costs and expenses:
Cost of materials and other	2,370	1,582	4,195	3,099
Direct operating expenses (exclusive of depreciation and amortization)	174	169	355	324
Depreciation and amortization	77	76	155	142
Cost of sales	2,621	1,827	4,705	3,565
Selling, general and administrative expenses (exclusive of depreciation and amortization)	34	36	73	73
Depreciation and amortization	3	2	4	4
Other operating expenses (income), net	2	(1)	3	—
Operating income (loss)	78	(103)	(67)	(235)
Other (expense) income:
Interest expense, net	(25)	(30)	(83)	(55)
Other income, net	3	1	17	4
Income (loss) before income taxes	56	(132)	(133)	(286)
Income tax expense (benefit)	10	(42)	(19)	(91)
Net income (loss)	46	(90)	(114)	(195)
Less: Net income attributable to noncontrolling interest	49	24	81	42
Net loss attributable to CVR Energy stockholders	$(3)	$(114)	$(195)	$(237)

Basic and diluted loss per share	$(0.03)	$(1.14)	$(1.94)	$(2.36)
Dividends declared per share	0.10	—	0.10	—

Adjusted earnings (loss) per share *	$0.34	$(0.23)	$(0.91)	$(0.81)
EBITDA *	161	(24)	109	(85)
Adjusted EBITDA *	209	99	246	122

Weighted-average common shares outstanding - basic and diluted	100.5	100.5	100.5	100.5

*See “Non-GAAP Reconciliations” section below.
Selected Consolidated Balance Sheet Data

(in millions)	June 30, 2026	December 31, 2025
Cash and cash equivalents	$737	$511
Working capital (inclusive of cash and cash equivalents)	506	561
Total assets	4,079	3,706
Total debt and finance lease obligations, including current portion	1,783	1,765
Total liabilities	3,335	2,808
Total CVR stockholders’ equity	525	730

Selected Consolidated Cash Flow Data

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2026	2025	2026	2025
Net cash provided by (used in):
Operating activities	$307	$176	$371	$(19)
Investing activities	(43)	(185)	(86)	(267)
Financing activities	(39)	(90)	(59)	(105)
Net increase (decrease) in cash, cash equivalents, and restricted cash	$225	$(99)	$226	$(391)

Free cash flow *	$264	$(12)	$285	$(297)

* See “Non-GAAP Reconciliations” section below.
Selected Segment Data

	Three Months Ended June 30,
	2026			2025
(in millions)	Petroleum	Nitrogen Fertilizer	Consolidated	Petroleum	Nitrogen Fertilizer	Consolidated
Net sales	$2,540	$202	$2,738	$1,561	$169	$1,761
Operating income (loss)	5	85	78	(133)	46	(103)
Net income (loss)	12	78	46	(137)	39	(90)
EBITDA *	58	107	161	(84)	67	(24)

Capital expenditures (1)
Maintenance	$23	$12	$35	$14	$6	$21
Growth	6	5	11	9	4	15
Total capital expenditures	$29	$17	$46	$23	$10	$36

	Six Months Ended June 30,
	2026			2025
(in millions)	Petroleum	Nitrogen Fertilizer	Consolidated	Petroleum	Nitrogen Fertilizer	Consolidated
Net sales	$4,344	$382	$4,718	$3,038	$311	$3,407
Operating (loss) income	(188)	142	(67)	(295)	81	(235)
Net income (loss)	(182)	127	(114)	(297)	66	(195)
EBITDA *	(81)	185	109	(202)	120	(85)

Capital expenditures (1)
Maintenance	$42	$20	$63	$55	$10	$66
Growth	16	11	27	17	6	26
Total capital expenditures	$58	$31	$90	$72	$16	$92

* See “Non-GAAP Reconciliations” section below.
(1)Capital expenditures are shown exclusive of capitalized turnaround expenditures.

	June 30, 2026			December 31, 2025
(in millions)	Petroleum	Nitrogen Fertilizer	Consolidated	Petroleum	Nitrogen Fertilizer	Consolidated
Cash and cash equivalents (1)	$482	$137	$737	$253	$69	$511
Total assets	3,260	1,057	4,079	2,987	969	3,706
Total debt and finance lease obligations, including current portion (2)	37	570	1,783	195	570	1,765

(1)Corporate cash and cash equivalents consisted of $114 million and $180 million at June 30, 2026 and December 31, 2025, respectively.
(2)Corporate total debt and finance lease obligations, including current portion consisted of $1.2 billion and $1.0 billion at June 30, 2026 and December 31, 2025, respectively.
Petroleum Segment
Refining Throughput and Production Data by Refinery

Throughput Data	Three Months Ended June 30,		Six Months Ended June 30,
(in bpd)	2026	2025	2026	2025
Gathered crude	113,627	125,940	112,149	110,705
Other domestic	70,165	32,313	70,989	22,671
Canadian	19,475	581	18,436	610
Other feedstocks and blendstocks	9,698	13,315	12,039	12,420
Total throughput	212,965	172,149	213,613	146,406

Production Data	Three Months Ended June 30,		Six Months Ended June 30,
(in bpd)	2026	2025	2026	2025
Gasoline	103,194	86,980	107,318	72,908
Distillate	92,280	70,556	89,894	57,938
Other liquid products	9,337	7,839	8,101	9,601
Solids	6,711	3,723	6,353	2,534
Total production	211,522	169,098	211,666	142,981

Crude utilization (1)	98.4%	76.9%	97.6%	64.9%
Distillate yield (as % of crude throughput) (2)	45.4%	44.4%	44.6%	43.2%
Light product yield (as % of crude throughput) (3)	96.2%	99.2%	97.8%	97.7%
Liquid volume yield (as % of total throughput) (4)	96.2%	96.1%	96.1%	95.9%

(1)Total Gathered crude, Other domestic, and Canadian throughput (collectively, “Total Crude Throughput”) divided by consolidated crude oil throughput capacity of 206,500 bpd.
(2)Total Distillate divided by Total Crude Throughput.
(3)Total Gasoline and Distillate divided by Total Crude Throughput.
(4)Total Gasoline, Distillate, and Other liquid products divided by total throughput.

Key Market Indicators

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars per barrel)	2026	2025	2026	2025
West Texas Intermediate (WTI) NYMEX	$92.70	$63.74	$82.77	$67.52
Crude Oil Differentials to WTI:
Brent	3.98	2.97	4.83	3.29
WCS (heavy sour)	(14.21)	(9.43)	(14.06)	(10.92)
Midland Cushing	1.91	0.74	1.50	0.92
NYMEX Crack Spreads:
Gasoline	44.20	24.76	33.45	20.86
Heating Oil	64.47	26.99	57.87	27.71
NYMEX 2-1-1 Crack Spread	54.34	25.87	45.66	24.29
PADD II Group 3 Product Basis:
Gasoline	(9.97)	(3.58)	(11.80)	(3.20)
Ultra-Low Sulfur Diesel	(8.88)	(0.12)	(12.84)	(3.60)
PADD II Group 3 Product Crack Spread:
Gasoline	34.23	21.18	21.65	17.66
Ultra-Low Sulfur Diesel	55.59	26.87	45.03	24.11
PADD II Group 3 2-1-1	44.91	24.02	33.34	20.89
Nitrogen Fertilizer Segment

Production Data

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Consolidated production volume (thousands of tons):
Ammonia—gross produced (1)	214	197	434	413
Ammonia—net available for sale (1)	64	54	134	117
UAN	342	321	678	668

Feedstock:
Petroleum coke used in production (thousands of tons)	136	130	274	261
Petroleum coke used in production (dollars per ton)	$44.94	$56.68	$39.39	$49.54
Natural gas used in production (thousands of MMBtus) (2)	2,014	1,897	4,129	4,057
Natural gas used in production (dollars per MMBtu) (2)	$2.84	$3.29	$4.15	$4.00

(1)Gross tons produced for ammonia represent total ammonia produced, including ammonia produced that was upgraded into other fertilizer products. Net tons available for sale represent ammonia available for sale that was not upgraded into other fertilizer products.
(2)The feedstock natural gas shown above does not include natural gas used for fuel. The cost of fuel natural gas is included in direct operating expense.

Key Market Indicators

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Ammonia — Southern plains (dollars per ton)	$868	$576	$802	$569
Ammonia — Corn belt (dollars per ton)	936	630	857	624
UAN — Corn belt (dollars per ton)	534	403	475	364

Natural gas NYMEX (dollars per MMBtu)	$2.94	$3.51	$3.83	$3.69
Q3 2026 Outlook
The table below summarizes our outlook for certain operational statistics and financial information for the third quarter of 2026. See “Forward-Looking Statements” above.

	Q3 2026
	Low	High
Petroleum Segment
Total throughput (bpd)	205,000	220,000
Crude utilization (1)	95%	100%
Direct operating expenses (in millions) (2)	$110	$120

Nitrogen Fertilizer Segment
Ammonia utilization rate	75%	80%
Direct operating expenses (in millions) (2)	$57	$62

Capital Expenditures (in millions) (3)
Petroleum Segment	$41	$50
Nitrogen Fertilizer Segment	40	49
Other	4	6
Total capital expenditures	$85	$105

(1)Represents crude oil throughput divided by consolidated crude oil throughput capacity of 206,500 bpd.
(2)Direct operating expenses are shown exclusive of depreciation and amortization, turnaround expenses, and inventory valuation impacts.
(3)Turnaround and capital expenditures are disclosed on an accrual basis.

Non-GAAP Reconciliations
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2026	2025	2026	2025
Net income (loss)	$46	$(90)	$(114)	$(195)
Interest expense, net	25	30	83	55
Income tax expense (benefit)	10	(42)	(19)	(91)
Depreciation and amortization	80	78	159	146
EBITDA	161	(24)	109	(85)
Adjustments:
Changes in RFS obligation, unfavorable	73	89	124	200
Unrealized (gain) loss on derivatives, net	(6)	2	151	(1)
Inventory valuation impacts, (favorable) unfavorable	(19)	32	(138)	8
Adjusted EBITDA	$209	$99	$246	$122
Reconciliation of Basic and Diluted Loss per Share to Adjusted Earnings (Loss) per Share

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Basic and diluted loss per share	$(0.03)	$(1.14)	$(1.94)	$(2.36)
Adjustments: (1)
Changes in RFS obligation, unfavorable	0.55	0.65	0.93	1.50
Unrealized (gain) loss on derivatives, net	(0.04)	0.02	1.14	(0.01)
Inventory valuation impacts, (favorable) unfavorable	(0.14)	0.24	(1.04)	0.06
Adjusted earnings (loss) per share	$0.34	$(0.23)	$(0.91)	$(0.81)

(1)Amounts are shown after-tax, using the Company’s marginal tax rate, and are presented on a per share basis using the weighted average shares outstanding for each period.
Reconciliation of Net Cash Provided By (Used In) Operating Activities to Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2026	2025	2026	2025
Net cash provided by (used in) operating activities	$307	$176	$371	$(19)
Less:
Capital expenditures	(43)	(41)	(90)	(92)
Capitalized turnaround expenditures	(1)	(148)	(1)	(191)
Return of equity method investment	1	1	5	5
Free cash flow	$264	$(12)	$285	$(297)

Reconciliation of Petroleum Segment Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2026	2025	2026	2025
Petroleum net income (loss)	$12	$(137)	$(182)	$(297)
Interest expense (income), net	(3)	5	(1)	5
Depreciation and amortization	49	48	102	90
Petroleum EBITDA	58	(84)	(81)	(202)
Adjustments:
Changes in RFS obligation, unfavorable	73	89	124	200
Unrealized (gain) loss on derivatives, net	(6)	2	151	(1)
Inventory valuation impacts, (favorable) unfavorable (1)	(19)	31	(138)	10
Petroleum Adjusted EBITDA	$106	$38	$56	$7
Reconciliation of Petroleum Segment Gross Profit (Loss) to Refining Margin and Adjusted Refining Margin

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2026	2025	2026	2025
Net sales	$2,540	$1,561	$4,344	$3,038
Less:
Cost of materials and other	(2,347)	(1,526)	(4,149)	(3,008)
Direct operating expenses (exclusive of depreciation and amortization)	(116)	(102)	(233)	(193)
Depreciation and amortization	(49)	(48)	(102)	(90)
Gross profit (loss)	28	(115)	(140)	(253)
Add:
Direct operating expenses (exclusive of depreciation and amortization)	116	102	233	193
Depreciation and amortization	49	48	102	90
Refining margin	193	35	195	30
Adjustments:
Changes in RFS obligation, unfavorable	73	89	124	200
Unrealized (gain) loss on derivatives, net	(6)	2	151	(1)
Inventory valuation impacts, (favorable) unfavorable (1)	(19)	31	(138)	10
Adjusted refining margin	$241	$157	$332	$239

Total throughput barrels per day	212,965	172,149	213,613	146,406
Days in the period	91	91	181	181
Total throughput barrels	19,379,847	15,665,597	38,663,976	26,499,565

Refining margin per total throughput barrel	$9.94	$2.21	$5.04	$1.14
Adjusted refining margin per total throughput barrel	12.43	9.95	8.59	9.04
Direct operating expenses per total throughput barrel	5.93	6.45	6.02	7.32

(1)The Petroleum Segment’s basis for determining inventory value under GAAP is First-In, First-Out (“FIFO”). Changes in crude oil prices can cause fluctuations in the inventory valuation of crude oil, work in process and finished goods, thereby resulting in a favorable inventory valuation impact when crude oil prices increase and an unfavorable inventory valuation impact when crude oil prices decrease. The inventory valuation impact is calculated based upon inventory values at the beginning of the accounting period and at the end of the accounting period.

Reconciliation of Nitrogen Fertilizer Segment Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2026	2025	2026	2025
Nitrogen Fertilizer net income	$78	$39	$127	$66
Interest expense, net	7	7	16	15
Depreciation and amortization	22	21	42	39
Nitrogen Fertilizer EBITDA and Adjusted EBITDA	$107	$67	$185	$120